UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2023

MedTech Acquisition Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-39813	85-3009869
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

48 Maple Avenue, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 391-1288

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one Redeemable Warrant	MTACU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	MTAC	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	MTACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 15, 2023, MedTech Acquisition Corporation, a Delaware corporation (“MedTech” or the “Company”), issued a promissory note (the “Extension Note”) in the aggregate principal amount of up to $137,375.28 to the Company’s sponsor, MedTech Acquisition Sponsor LLC (the “Sponsor”) pursuant to which the Sponsor agreed to loan to the Company up to $137,375.28 to deposit into the Company’s trust account (the “Trust Account”) for the shares of Class A common stock of the Company (the “Public Shares”) that were not redeemed in connection with the extension of the Company’s termination date from June 22, 2023 to September 22, 2023 or such earlier date as determined by the board of directors of the Company (the “Board”). The Extension Note bears no interest and is repayable in full upon the date of the consummation of an initial business combination (the “Business Combination”).

The Company will deposit $0.04 per share into the Trust Account for each month (commencing on June 23, 2023 and ending on the 22nd day of each subsequent month), or portion thereof, that is needed by the Company to complete a Business Combination until September 22, 2023 or such earlier date as determined by the Board (the “Extension”).

The issuance of the Extension Note was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing description of the Extension Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Extension Note, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 12, 2023, the Company held a special meeting of stockholders (the “Meeting”). At the Meeting, the Company’s stockholders approved (1) an amendment to the Company’s Amended and Restated Certificate of Incorporation, including the amendment thereto (the “Charter”), to extend the date by which the Company must consummate its Business Combination from June 22, 2023 to September 22, 2023 (or such earlier date as determined by the Board); (2) an amendment to the Charter such that subject to the rights of the holders of any outstanding class of preferred stock, the number of authorized shares of any class of common stock or preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of the Company’s capital stock entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law; (3) an amendment to the Charter to provide for the right of the holder of the Company’s Class B common stock, par value $0.0001 per share (the “Founder Shares”), to convert into Class A common stock, par value $0.0001 per share, on a one-for-one basis at any time prior to the closing of a Business Combination at the option of the holder of Founder Shares; and (4) amendments to the Charter to eliminate from the Charter the limitation that the Company may not redeem public shares to the extent that such redemption would result in the Company having net tangible assets of less than $5,000,001 (all the aforementioned amendments, collectively, the “Charter Amendments”). The Company filed the Charter Amendments with the Secretary of State of the State of Delaware on June 12, 2023.

The foregoing description of the Charter Amendments does not purport to be complete and is qualified in its entirety by reference to the Charter Amendments, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Meeting, an aggregate of 7,497,322 shares of the Company’s common stock, which represents a quorum of the outstanding shares of common stock entitled to vote as of the record date of April 28, 2023, were represented in person or by proxy at the Meeting.

At the Meeting, the Company’s stockholders voted on the following proposals, each of which was approved:

(1) The Extension Amendment Proposal – a proposal to amend the Company’s amended and restated certificate of incorporation to extend the date by which the Company has to consummate a Business Combination from June 22, 2023 to September 22, 2023 (or such earlier date as determined by the Board). The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s stockholders:

FOR	AGAINST	ABSTAIN
6,333,932	1,163,390	0

(2) Section 242(b)(2) Amendment Proposal – a proposal to amend the Company’s amended and restated certificate of incorporation such that subject to the rights of the holders of any outstanding class of preferred stock, the number of authorized shares of any class of common stock or preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of the Company’s capital stock entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law. The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s stockholders:

	FOR	AGAINST	ABSTAIN
common stock	7,496,754	568	0
Class A common stock	1,246,754	568	0
Class B common stock	6,250,000	0	0

(3) Founder Share Amendment Proposal – a proposal to amend the Company’s amended and restated certificate of incorporation to provide for the right of the holder of the Founder Shares to convert into Class A common stock, par value $0.0001 per share, on a one-for-one basis at any time prior to the closing of a Business Combination at the option of the holder of the Founder Shares. The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s stockholders:

FOR	AGAINST	ABSTAIN
7,496,750	572	0

(4) Redemption Limitation Amendment Proposal – a proposal to amend the Company’s amended and restated certificate of incorporation to eliminate the limitation that the Company may not redeem public shares to the extent that such redemption would result in the Company having net tangible assets of less than $5,000,001 in order to allow the Company to redeem public shares irrespective of whether such redemption would exceed the redemption limitation. The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s stockholders:

FOR	AGAINST	ABSTAIN
7,496,690	322	310

In connection with the Meeting, stockholders holding 808,628 Public Shares exercised their right to redeem their shares for a pro rata portion of the funds in the Trust Account. As a result, approximately $8.48 million (approximately $10.49 per Public Share) will be removed from the Trust Account to pay such holders and approximately $12.00 million will remain in the Trust Account. Following redemptions, the Company has 1,144,794 public shares outstanding, and the Company will deposit $45,791.76 into the Trust Account of which 50% will be drawn down under the Extension Note and 50% will be funded by TriSalus Life Sciences, Inc., a Delaware corporation, pursuant to the Agreement and Plan of Merger entered into on November 11, 2022.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits
3.1	Second Amendment to Amended and Restated Certificate of Incorporation.
10.1	Promissory Note issued to MedTech Acquisition Sponsor LLC, dated June 15, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTECH ACQUISITION CORP.

Dated: June 15, 2023	By:	/s/ Christopher C. Dewey
	Name:	Christopher C. Dewey
	Title:	Chief Executive Officer